Exhibit 4.7

SEVENTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of November 10, 2010, among the Subsidiaries of the Company (as defined below) listed on Schedule II hereto (the “Guaranteeing Subsidiaries”), Asbury Automotive Group, Inc., a Delaware corporation (the “Company”), the other Guarantors (as defined in the Indenture referred to herein) and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture, dated as of December 23, 2003, as amended, supplemented and otherwise modified by the First Supplemental Indenture dated as of January 21, 2004, by the Second Supplemental Indenture dated as of December 7, 2004, by the Third Supplemental Indenture dated as of September 30, 2005, by the Fourth Supplemental Indenture dated as of March 15, 2007, by the Fifth Supplemental Indenture dated as of June 29, 2007 and by the Sixth Supplemental Indenture dated as of June 30, 2010 (the “Indenture”), providing for the issuance of 8.00% Senior Subordinated Notes due 2014 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which each Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Subsidiary Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Guaranteeing Subsidiaries, the other Guarantors and the Trustee, as applicable, mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. Each Guaranteeing Subsidiary hereby agrees as follows:

(a) Along with all Guarantors named in the Indenture, to jointly and severally Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the Notes or the obligations of the Company hereunder or thereunder, that:

(i) the principal of and interest and premium, if any, on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal and premium, if any, of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. In addition to the foregoing, each Guarantor also agrees unconditionally and jointly and severally with each other Guarantor to pay any and all expenses (including, without limitation, fees and expenses) incurred by the Trustee under the Indentures in enforcing any rights under a Subsidiary Guarantee with respect to a Guarantor. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b) The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

(c) The following is hereby waived: diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.

(d) This Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture, and such Guaranteeing Subsidiary accepts all obligations of a Guarantor under the Indenture.

(e) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(f) Such Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

(g) As between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Subsidiary Guarantee.

(h) The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

(i) Pursuant to Section 11.03 of the Indenture, after giving effect to any maximum amount and any other contingent and fixed liabilities that are relevant under any applicable Bankruptcy Law or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article 11 of the Indenture, this new Subsidiary Guarantee shall be limited to the maximum amount permissible such that the obligations of such Guarantor under this Subsidiary Guarantee will not constitute a fraudulent transfer or conveyance.

3. EXECUTION AND DELIVERY. Each of the Guaranteeing Subsidiaries agree that the Subsidiary Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantees.

4. GUARANTEEING SUBSIDIARIES MAY CONSOLIDATE, ETC. ON CERTAIN TERMS. Each Guarantor Subsidiary hereby agrees as follows:

(a) No Guaranteeing Subsidiary may sell or otherwise dispose of all or substantially all of its assets to or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person whether or not affiliated with such Guarantor unless:

(i) either

(A) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger, if other than such Guarantor, assumes all the obligations of that Guarantor under the Indenture and its Subsidiary Guarantee pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee and completes all other required documentation; or

(B) the Net Proceeds, if any, of such sale or other disposition are applied in accordance with the provisions described in the third paragraph of Section 4.10 of the Indenture; and

(ii) immediately after giving effect to such transaction, no Default exists.

(b) In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

(c) Except as set forth in Articles 4 and 5, and Section 11.05 of Article 11 of the Indenture, and notwithstanding clauses (a) and (b) above, nothing contained in the Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

5. RELEASES.

(a) In the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the Company, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee; provided that the Net Proceeds, if any, of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture, including without limitation Section 4.10 of the Indenture. Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of the Indenture, including without limitation Section 4.10 of the Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Subsidiary Guarantee.

(b) Any Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under the Indenture as provided in Article 11 of the Indenture.

6. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator or stockholder of any Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company, or any Guaranteeing Subsidiary under the Notes, any Subsidiary Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

7. INDENTURE. Except as expressly amended hereby, the Indenture shall continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

8. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

9. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

10. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

11. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guarantors and the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

Dated as of November 10, 2010

ASBURY AUTOMOTIVE GROUP, INC.

By:	/s/ Craig T. Monaghan
	Name:	Craig T. Monaghan
	Title:	SVP & CFO

EACH GUARANTOR LISTED ON SCHEDULE I HERETO

By:	/s/ Craig T. Monaghan
		Name:	Craig T. Monaghan
		Title:	SVP of VP of each Limited Liability Company or Corporation, or the General Partner of each Limited Partnership listed on the attached Schedule

EACH GUARANTEEING SUBSIDIARY LISTED ON SCHEDULE II HERETO

By:	/s/ Craig T. Monaghan
		Name:	Craig T. Monaghan
		Title:	SVP of VP of each Limited Liability Company or Corporation, or the General Partner of each Limited Partnership listed on the attached Schedule

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Latoya Elvin
		Name:	Latoya Elvin
		Title:	Associate

[Signature page to the Seventh Supplemental Indenture – 8.00% Senior Subordinated Notes due 2014]

Schedule I

SCHEDULE OF GUARANTORS

The following schedule lists each Guarantor as of the date hereof:

Asbury Automotive Group Holdings, Inc. (merged with and into the Company)

Asbury Automotive Group L.L.C.

Asbury Automotive Management L.L.C.

Asbury Automotive Financial Services, Inc. (merged with and into the Company)

Asbury Automotive Arkansas L.L.C.

Asbury Automotive Arkansas Dealership Holdings L.L.C.

Arkansas Automotive Services, L.L.C.

NP FLM L.L.C.

NP VKW L.L.C.

Premier NSN L.L.C.

NP MZD L.L.C.

Prestige Bay L.L.C.

Premier PON L.L.C.

Escude NN L.L.C.

Escude NS L.L.C.

Asbury MS Gray-Daniels L.L.C.

Asbury Automotive Atlanta LLC

Asbury Atlanta HON LLC

Asbury Atlanta Chevrolet LLC

Asbury Atlanta AC LLC

Atlanta Real Estate Holdings LLC

Asbury Atlanta Jaguar L.L.C.

Spectrum Insurance Services L.L.C.

Asbury Atlanta AU L.L.C.

Asbury Atlanta Infiniti L.L.C.

Asbury Automotive Jacksonville GP, L.L.C.

Asbury Automotive Jacksonville, L.P.

Asbury Jax Holdings, L.P.

Asbury Jax Management L.L.C.

Coggin Automotive Corp

CP-GMC Motors Ltd

CH Motors Ltd

CN Motors Ltd

CFP Motors Ltd

Avenues Motors Ltd

CHO Partnership Ltd

ANL, L.P.

Bayway Financial Services, L.P.

Coggin Management, L.P.

C&O Properties Ltd.

Schedule I

Asbury Automotive Central Florida, L.L.C.

Asbury Automotive Deland, L.L.C.

AF Motors, L.L.C.

ALM Motors, L.L.C.

Asbury Deland Imports 2 LLC

Asbury-Deland Imports LLC

Coggin Chevrolet L.L.C.

CSA Imports L.L.C.

KP Motors L.L.C.

HFP Motors L.L.C.

Asbury Automotive Mississippi L.L.C.

Crown GPG L.L.C.

Crown GBM L.L.C.

Crown GDO L.L.C.

Crown GNI L.L.C.

Crown GHO L.L.C.

Crown CHH L.L.C.

Crown CHV L.L.C.

Crown RIA L.L.C.

Crown RIB L.L.C.

Crown Motorcar Company L.L.C.

Crown GVO L.L.C.

Crown FFO L.L.C.

Asbury Automotive North Carolina L.L.C.

Asbury Automotive North Carolina Management L.L.C.

Asbury Automotive North Carolina Real Estate Holdings L.L.C.

Asbury Automotive North Carolina Dealership Holdings L.L.C.

Camco Finance II L.L.C.

Crown FFO Holdings L.L.C.

Crown FDO L.L.C.

Crown Acura/Nissan L.L.C.

Crown Honda, LLC

Thomason FRD LLC

Thomason HON LLC

Thomason NISS LLC

Thomason HUND LLC

Thomason MAZ LLC

Thomason ZUK LLC

Thomason DAM LLC

Asbury Automotive Oregon LLC

Asbury Automotive Oregon Management LLC

Thomason Auto Credit Northwest, Inc.

Thomason Outfitters L.L.C.

Schedule I

Thomason SUZU L.L.C.

Asbury Automotive St. Louis L.L.C.

Asbury St. Louis Cadillac L.L.C.

Asbury Automotive Tampa GP L.L.C.

Asbury Automotive Tampa, L.P.

Asbury Tampa Management L.L.C.

Tampa Hund L.P.

Tampa KIA L.P.

Tampa Mit L.P.

Tampa Suzu L.P.

WMZ Motors L.P.

WMZ Brandon Motors L.P.

Asbury Automotive Brandon L.P.

Precision Enterprises Tampa, Inc.

Precision Nissan, Inc.

Precision Computer Services, Inc.

Precision Motorcars, Inc.

Precision Infiniti, Inc.

JC Dealer Systems L.L.C. (formerly “Dealer Profit Systems L.L.C.”)

McDavid Austin-Acra, L.L.C.

McDavid Frisco-Hon, L.L.C.

McDavid Houston-Niss, L.L.C.

McDavid Houston-Hon, L.L.C.

McDavid Plano-Acra, L.L.C.

McDavid Grande, L.L.C.

McDavid Irving-Hon, L.L.C.

Asbury Automotive Texas Real Estate Holdings L.L.C.

Plano Lincoln-Mercury, Inc

Asbury Automotive Texas L.L.C.

Crown CHO L.L.C.

Asbury Automotive Fresno L.L.C.

Asbury Fresno Imports L.L.C.

Asbury MS Yazoo L.L.C.

Asbury Atlanta VL L.L.C.

Asbury Atlanta BM L.L.C.

Asbury Automotive Southern California L.L.C.

Crown SNI L.L.C.

BFP Motors L.L.C.

Asbury So Cal DC L.L.C.

Asbury So Cal Niss L.L.C.

Asbury MS Chev L.L.C.

Southern Atlantic Automotive Services L.L.C. (f/k/a Asbury Automotive South L.L.C.)

Florida Automotive Services L.L.C. (f/k/a Asbury

Schedule I

Automotive Florida L.L.C.)

Asbury AR Niss L.L.C.

Asbury Jax PB Chev L.L.C.

Asbury Jax K L.L.C.

Asbury Jax AC, L.L.C.

Asbury MS Wimber LLC

Tampa LM, LP

Thomason Pontiac-GMC LLC

Asbury Atlanta Lex, LLC

Asbury St. Louis Lex L.L.C.

Coggin Cars L.L.C.

Escude T L.L.C.

Prestige TOY L.L.C.

Thomason TY LLC

WTY Motors L.P.

Asbury Atlanta Inf. L.L.C.

Asbury Atlanta Nis L.L.C.

Asbury Atlanta Toy L.L.C.

Asbury Automotive Atlanta II L.L.C.

Asbury Automotive St. Louis II L.L.C.

Mid-Atlantic Automotive Services, L.L.C.

Mississippi Automotive Services, L.L.C.

Texas Automotive Services, L.L.C.

Missouri Automotive Services, L.L.C.

Schedule II

SCHEDULE OF GUARANTEEING SUBSIDIARIES

The following schedule lists each Guaranteeing Subsidiary becoming a Guarantor under the Indenture pursuant to the Supplemental Indenture to which this Schedule II is attached:

Asbury St. Louis M L.L.C.

Asbury Texas D FSKR L.L.C.

Asbury Texas H FSKR L.L.C.

Asbury St. Louis FSKR L.L.C.

Asbury SC Toy L.L.C.

Asbury SC JPV L.L.C.

Asbury SC Lex L.L.C.

II-1